THIS OFFER EXPIRES AT 5:00 P.M. NEW YORK CITY TIME, ON
DECEMBER 14, 2001*
                      ACM INCOME FUND, INC.
             TO SUBSCRIBE FOR SHARES OF COMMON STOCK
                Form of Subscription Certificate

    ACM Income Fund, Inc. (the ''Fund'') issued to its stockholders of record (the ''Record Date Stockholders''), as of the close of business on November 19, 2001 (the ''Record Date''), non-transferable rights (''Rights'') on the basis of one Right for each whole share of common stock, $.01 par value per share, of the Fund (''Share'') held on the Record Date, generally entitling the holders thereof to subscribe for Shares at a rate of one Share for every three Rights held, except that Record Date stockholders who received less than three rights were entitled to subscribe for one Share. The terms and conditions of the rights offer (the ''Offer'') are set forth in the Fund's Prospectus, dated November 16, 2001 (the ''Prospectus''), which is incorporated herein by reference. The owner of this Subscription Certificate is entitled to the number of Rights shown on this Subscription Certificate and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Stockholders who have fully exercised their Rights pursuant to the Primary Subscription are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                       SAMPLE CALCULATION
        FOR A RECORD DATE STOCKHOLDER WHO OWNS 300 SHARES

           PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-3)
No. of Shares owned on the Record Date 300 x 1 = 300 Rights (one
Right for every Share)

No. of Rights issued on the Record Date 300 divided by 3 = 100 new Shares (if the Rights are fully exercised in the Primary
Subscription)

                 THE RIGHTS ARE NON-TRANSFERABLE

    The Rights are non-transferable and, therefore, may not be transferred or sold. The Rights will not be admitted for trading on the New York Stock Exchange (the ''NYSE'') or any other stock exchange. The shares provided to Record Date Stockholders who exercise their Rights will be listed for trading on the NYSE under the symbol ''ACG''.

                  ESTIMATED SUBSCRIPTION PRICE

    The Estimated Subscription Price is $8.27 per Share.

                    FINAL SUBSCRIPTION PRICE

    The Final Subscription Price per Share will be 95% of the lower of: (1) the average of the last reported sales price of a Share on the NYSE on the expiration date of the offer and on the previous four business days, and (2) the net asset value ("NAV") per share as of the close of business on the expiration date of the offer.

                  METHOD OF EXERCISE OF RIGHTS
IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THE BACK OF THIS SUBSCRIPTION CERTIFICATE AND RETURN IT IN THE ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED (INCLUDING PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE), OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, EQUISERVE TRUST COMPANY, N.A., BEFORE 5:00 P.M. NEW YORK CITY TIME, ON DECEMBER 14, 2001, OR SUCH LATER DATE AS MAY BE DETERMINED BY THE FUND (''EXPIRATION DATE'').

    Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and the Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States payable to ACM Income Fund, Inc. No third-party checks will be accepted. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such Notice, must be received by the Subscription Agent no later than 5:00 P.M., New York City time, on December 19, 2001, unless the offer is extended by the Fund. For additional information, see the Prospectus.

    Certificates for the Shares acquired pursuant to both the Primary Subscription and the Over-Subscription Privilege will be mailed promptly after the expiration of the Offer and full payment for the Shares subscribed for has been received and cleared. Because stockholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price (and because a stockholder may not receive all the Shares for which it


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

subscribes pursuant to the Over-Subscription Privilege), stockholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of Shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a stockholder will be mailed by the Subscription Agent to such stockholder as promptly as practicable. No interest will be paid to stockholders on such amounts. Any additional amounts due from stockholders (in the event the Final Subscription Price exceeds the Estimated Subscription Price) must be received by December 28, 2001, unless the offer is extended by the Fund.

* Unless extended by the Fund.

                                 Account #:

                                 Control #:

                                 CUSIP #:

                                 Number of Rights Issued:

                                 Maximum # of Eligible Shares:

        PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

__ I apply for ALL of my entitlement of new Shares pursuant to the Primary Subscription
(no. of new Shares) x $8.27 (per share)* = $ [            ]

__ In addition, I apply for new Shares pursuant to the Over-
Subscription Privilege**
(no. of additional Shares) x $8.27 (per share)* = $ [       ]

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

__ I apply for (no. of new Shares) x $8.27 (per share)* =
   $ [            ]

Amount of check or money order enclosed $ [            ]

IF YOU WISH TO RECEIVE A STOCK CERTIFICATE FOR NEW SHARES:





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

__ I wish to receive a stock certificate representing my new Shares.

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.


SECTION 2: SUBSCRIPTION AUTHORIZATION:

    I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Subscription Price as determined on the Expiration Date is in excess of the $8.27 Estimated Subscription Price per Share.

    I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

Signature of Subscriber(s):
(and address if different than that listed on this Subscription
Certificate***):
Telephone number (including area code):


* $8.27 per share is an estimated price only. The Final Subscription Price will be determined on the expiration date and could be higher or lower depending on any changes in the net asset value and market price of the Shares.
** You can participate in the Over-Subscription Privilege only if you have subscribed for your full entitlement of new Shares pursuant to the Primary Subscription.
*** If you wish to have your Shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide the delivery address above and note if it is a permanent change.


SECTION 3: DESIGNATION OF BROKER-DEALER:

    The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights:
FIRM: _________________________________________________________


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

REPRESENTATIVE NAME: __________________________________________
REPRESENTATIVE NUMBER: ________________________________________

    Please complete all applicable information and return to:

                  EQUISERVE TRUST COMPANY, N.A.

                      By First Class Mail:
                  EquiServe Trust Company, N.A.
                 Attn: Corporate Reorganization
                         P.O. Box 43025
                   Providence, RI 02940-3025
                             U.S.A.

                            By Hand:
         Securities Transfer & Reporting Services, Inc.
                c/o EquiServe Trust Company, N.A.
                       100 William Street
                            Galleria
                       New York, NY 10038
                             U.S.A.

              By Express Mail or Overnight Courier:
                  EquiServe Trust Company, N.A.
                 Attn: Corporate Reorganization
                       40 Campanelli Drive
                       Braintree, MA 02184
                             U.S.A.

          DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO
                    AN ADDRESS OTHER THAN AS
      SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, Georgeson
Shareholder Communications, Inc., toll free at  (888) 901-9798.

















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